Exhibit s

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

First Eagle Municipal High Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	457(o)			$1,000,000	$147.60	$147.60

Fees Previously Paid	Equity	Common Stock	457(o)			—

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$1,000,000		$147.60

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							$147.60

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.